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                          PHD HEALTHCARE CORPORATION
                                                                    EXHIBIT 15.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:  PHP Healthcare Corporation, Registrations on Form S-3 and on Form S-8

We are aware that our report, which includes an explanatory paragraph regarding the restatement of previously issued financial statements to reflect revised accounting for certain contract costs and certain long-term real estate leases, dated March 17, 1998, on our review of interim financial information of PHP Healthcare Corporation and consolidated subsidiaries as of January 31, 1998 and for the three month and nine month periods ended January 31, 1998 and 1997, and included in the Company's quarterly report on Form 10-Q, as amended, for the quarter ended January 31, 1998, is incorporated by reference in Registration Statement (No. 333-01011) on Form S-3 and in Registration Statements (Nos. 333-41577, 333-26403, and 333-47093) on Form S-8. Pursuant to Rule 436(c) under the
Securities Act of 1933, this report should not be considered a part of the prospectus and registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.


                                           Coopers & Lybrand, L.L.P.


Washington, D.C.
June 2, 1998